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EXHIBIT 12 -- STATEMENT RE: COMPUTATION OF RATIOS (CONTINUED)

COMPASS BANCSHARES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                       Year Ended December 31
                                                     --------------------------
                                                       1994     1993     1992
                                                     -------- -------- --------
                                                           (in Thousands)
Pretax income....................................... $151,629 $138,190 $114,691
Add fixed charges:
  Interest on deposits..............................  192,539  161,437  187,594
  Interest on borrowings............................   53,817   37,463   40,617
  Portion of rental expense representing interest
   expense..........................................    3,154    2,432    2,777
                                                     -------- -------- --------
    Total fixed charges.............................  249,510  201,332  230,988
                                                     -------- -------- --------
  Income before fixed charges....................... $401,139 $339,522 $345,679
                                                     ======== ======== ========
Pretax income....................................... $151,629 $138,190 $114,691
Add fixed charges (excluding interest on deposits):
  Interest on borrowings............................   53,817   37,463   40,617
  Portion of rental expense representing interest
   expense..........................................    3,154    2,432    2,777
                                                     -------- -------- --------
    Total fixed charges.............................   56,971   39,895   43,394
                                                     -------- -------- --------
  Income before fixed charges (excluding interest on
   deposits)........................................ $208,600 $178,085 $158,085
                                                     ======== ======== ========
RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits....................    1.61X    1.69x    1.50x
  Excluding interest on deposits....................    3.66X    4.46x    3.64x
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